CROSS-REFERENCE SHEET

Location in Ontario’s Plan to Build (2022 Ontario Budget) Included as Exhibit (99.5), in the Public Accounts of Ontario: 2021-2022 Annual Report and Consolidated Financial Statements Included as Exhibit (99.9) and in the 2022 Ontario Economic Outlook and Fiscal Review Included as Exhibit (99.10)

Province of Ontario

Overview

Area and Population	Ex. 99.2, page 2

Government	Ex. 99.2, page 2

Constitutional Framework	Ex. 99.2, page 2

Operational Framework	Ex. 99.2, page 2

Implications for Provincial Financial Statements	Ex. 99.2, page 2

Foreign Relations	Ex. 99.2, page 3

The Budget and Quarterly Reporting	Ex. 99.2, page 3

Economy and Public Finance

Ontario’s Economic and Fiscal Outlook in Brief	Ex. 99.5, pages 1-20, Ex. 99.10, pages 1-18

Ontario’s Plan to Build	Ex. 99.5, pages 21-138, Ex. 99.10, pages 19-74

Ontario’s Economic Performance and Outlook	Ex. 99.5, pages 139-160, Ex. 99.10, pages 75-94

Ontario’s Fiscal Plan and Outlook	Ex. 99.5, pages 161-200, Ex. 99.10, pages 95-124

Borrowing and Debt Management	Ex. 99.5, pages 201-222, Ex. 99.10, pages 125-144

Details of Tax Measures and Other Legislative Initiatives	Ex. 99.5, pages 223-241, Ex. 99.10, pages 145-152

Economic Statistics and Tables

Economic Data Tables	Ex. 99.2, pages 73-97

Ten-Year Review of Selected Financial and Economic Statistics	Ex. 99.5, pages 198-199

Financial Reporting: Fiscal 2021-22

Highlights	Ex. 99.9, pages 4-6

Analysis of 2021-22 Results	Ex. 99.9, pages 7- 44

Consolidated Financial Statements and Notes	Ex. 99.9, pages 45-111

Details of Revenue	Ex. 99.2, pages 4-15

Summary of Revenue by Main Classification and Ministry	Ex. 99.2, pages 16-17

Summary of Expenses by Standard Accounts Classification and Ministry	Ex. 99.2, pages 18-19

Summary of Expenses by Standard Accounts Classification and Ministry - Operating	Ex. 99.2, pages 20-21

Summary of Expenses by Standard Accounts Classification and Ministry - Capital	Ex. 99.2, pages 22-23

Ontario Opportunities Fund	Ex. 99.2, page 24

VII

Ontario Electricity Industry	Ex. 99.2, pages 65-66

Ex. 99.5, pages 23, 28-30, 34, 53-54, 110, 235

Ex. 99.9, pages 11, 14, 20, 23, 63, 90-91 98, 100, 107
Public Debt

Publicly Held Debt Summary	Ex. 99.2, pages 25, 40-41

Ex. 99.9, pages 5-6, 28-29, 34-35, 52-54, 58-60, 63-69

Debt Issuances Since 2021-22 Fiscal Year End	Ex. 99.2, pages 26-27

Issues of Long Term Debt for the year ended March 31, 2022	Ex. 99.2, pages 28-32

Retirement of Long Term Debt for the year ended March 31, 2022	Ex. 99.2, pages 33-38

Net Change in Short Term Debt for the year ended March 31, 2022	Ex. 99.2, page 39

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2, pages 42-63

SEC Registered Debt	Ex. 99.2, page 64

Assets and Liabilities	Ex. 99.9, pages 5-6, 24-29, 33, 43, 52-63, 75, 78-80, 82-86, 97, 105-106

Consolidated Debt of the Province of Ontario	Ex. 99.9, pages 52-53, 59-60, 63-65, 69

Pensions and Other Employee Future Benefits	Ex. 99.9, pages 28-29, 56, 59-60, 71-73, 94-95

Risk Management and Derivative Financial Instruments	Ex. 99.9, pages 30-33, 60, 62, 65-68

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2, pages 67-68

Ex. 99.9, page 80

Claims Against the Crown	Ex. 99.2, pages 69-72

Ex. 99.9, page 81

VIII